Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of November 7, 2023 (this “Third Amendment”), is entered into among TERADYNE, INC., a Massachusetts corporation (the “Borrower”), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below), and modifies that certain Credit Agreement, dated as of May 1, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of December 10, 2021 and that certain Second Amendment to Credit Agreement, dated as of October 5, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Third Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”), among the Borrower, the lenders from time to time party thereto (each a “Lender”, and collectively, the “Lenders”), and TRUIST BANK, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), as Issuing Bank and as Swingline Lender. Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Amended Credit Agreement.

PRELIMINARY STATEMENTS

A. The Borrower has requested that the Administrative Agent and the Required Lenders under the Existing Credit Agreement agree to amend certain of the terms and provisions of the Existing Credit Agreement, as specifically set forth in this Third Amendment.

B. Each Lender under the Existing Credit Agreement that executes and delivers a signature page to this Third Amendment hereby agrees to the terms and conditions of this Third Amendment, and such Lenders constitute not less than the Required Lenders under the Existing Credit Agreement.

Accordingly, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.
Amendments to the Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:
(a)
Section 1.1 of the Existing Credit Agreement is amended to:
(i)
insert the following new definition in alphabetical order:

“‘Project Providence Investment’ means the minority investment by the Borrower or any of its Subsidiaries in a semiconductor company headquartered in Europe in an aggregate amount not to exceed $625,000,000.”

(ii)
delete the definition of “Sanctioned Country” in its entirety and replace it with the following:

“‘Sanctioned Country’ means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the regions of Ukraine referred to as Crimea, the Donetsk People’s Republic and the Luhansk People’s Republic.”

(b)
Section 7.6 of the Existing Credit Agreement is amended to (i) delete the text “and” at the end of Section 7.6(n), (ii) to delete the period at the end of Section 7.6(o) and replace it with the text “; and” and (iii) insert a new clause (p) to read as follows:

“(p) (x) the Project Providence Investment and (y) intercompany Investments made in connection with funding the Project Providence Investment.”

2.
Conditions Precedent to Third Amendment. This Third Amendment shall become effective as of the date first written above (the “Third Amendment Effective Date”) upon the receipt by the Administrative Agent of this Third Amendment, duly executed by the Borrower and the Required Lenders.
3.
Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent, each Lender and the Issuing Bank as of the Third Amendment Effective Date as follows:
(a)
Authorization; Enforceability. The Borrower has the power and authority, and the legal right, to make, deliver and perform this Third Amendment. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Third Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Third Amendment or the Amended Credit Agreement except (i) consents, authorizations, filings and notices have been obtained or made and are in full force and effect, and (ii) filings required under the Exchange Act in respect of the transactions contemplated by this Third Amendment. This Third Amendment has been duly executed and delivered on behalf of the Borrower. Each of this Third Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)
No Legal Bar. The execution, delivery and performance of this Third Amendment and the Amended Credit Agreement will not violate any Requirement of Law, any Loan Party’s organizational documents, or any material Contractual Obligation of any Loan Party, except for violations that would not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).
(c)
Representations and Warranties. The representations and warranties of the Loan Parties contained in each Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
(a)
No Default. No Default or Event of Default exists on and as of the Third Amendment Effective Date.
4.
Survival. All representations and warranties made by the Borrower (on behalf of itself or the other Loan Parties) in this Third Amendment or any other Loan Document and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Third Amendment shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Third Amendment, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Amended Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
5.
Third Amendment as a Loan Document. This Third Amendment constitutes a “Loan Document” under the Amended Credit Agreement.

6.
Effect on Loan Documents. After giving effect to this Third Amendment on the Third Amendment Effective Date, the Amended Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Borrower in all respects. The execution, delivery, and performance of this Third Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or the other Loan Documents. The Borrower hereby acknowledges and agrees that, after giving effect to this Third Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Third Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement. Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby.
7.
Limited Effect. This Third Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Existing Credit Agreement or any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.
8.
Governing Law. This Third Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Third Amendment and the transactions contemplated hereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
9.
Counterparts; Electronic Signatures. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Third Amendment. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Third Amendment or any other document to be signed in connection with this Third Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Credit Agreement to be executed and delivered as of the date first above written.

TERADYNE, INC.

By: /s/ Sanjay Mehta

Name: Sanjay Mehta

Title: Vice President and Chief Financial Officer

TRUIST BANK, as Administrative Agent and as a Lender

By: /s/ Alfonso Brigham

Name: Alfonso Brigham

Title: Director

[Lender Signature Pages on File with Administrative Agent]